Exhibit 10.15

ADITX THERAPEUTICS, INC.

ORIGINAL ISSUE DISCOUNT

PROMISSORY NOTE

Dated: ____________

Principal Amount	$
Funded Amount	$
Original Issue Discount	$

No.

THIS PROMISSORY NOTE (this “Note”) is made by ADITX THERAPEUTICS, INC., a Delaware corporation (the “Company”), and has been issued to the Holder (as defined below) in connection with that certain Securities Purchase Agreement of the Company, dated as of January __, 2020 (the “Securities Purchase Agreement”).

FOR VALUE RECEIVED, the Company hereby promises to pay to the order of __________ (the “Holder”), on the earlier date (the “Maturity Date”) of (i) ninety (90) days from the date hereof, and (ii) ten (10) business days following the closing of the Company’s initial public offering (the “Public Offering”), of its securities resulting in the receipt by the Company of gross proceeds of no less than $7,000,000, the principal sum of $50,000.00 (the “Principal Amount”) (or such lesser principal amount as may then be outstanding). The consideration for this Note shall be $[________] (the “Funded Amount”). For the avoidance of doubt, this Note carries an original issue discount (“OID”) of $[_______].

If the Company shall fail to make a payment of principal or interest when due; or shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent or bankrupt, suffer an order for relief under any federal bankruptcy law, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for the Company or any substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against the Company, which remains undismissed for a period of thirty (30) days or more; or if the Company, by any act or omission shall indicate consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of, a custodian, receiver or any trustee for all or any substantial part of its properties, or if the Company shall suffer such custodianship, receivership, or trusteeship to continue undischarged for a period of thirty (30) days or more, or the Company violates any term or provision of this Note and same remains uncured for a period of 30 days after written notice thereof by any Holder of this Note, then and in any such event (each such event, an “Event of Default”), the outstanding principal amount of this Note, together with all accrued and unpaid interest thereon, shall be and become immediately due and payable, and shall bear interest of 18% per annum (“Default Interest Rate”) retroactive to the issuance of this Note.

1. Covenants of Company. The Company covenants and agrees that, so long as this Note shall be outstanding, it will:

a.	Promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof, except where the failure to so pay would not have a material effect on the Company; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Company shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested.

b.	Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all material laws applicable to the Company as its counsel may advise; and

c.	At all times keep true and correct books, records and accounts.

2. Usury. In no event shall the amount of interest paid or agreed to be paid hereunder exceed the highest lawful rate permissible under applicable law. Any excess amount of deemed interest shall be null and void and shall not interfere with or affect the Company’s obligation to repay the principal of and interest on the Note.

3. Mutilated, Destroyed, Lost or Stolen Notes. In case this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Company for exchange. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company: (a) evidence to the Company’s satisfaction of the destruction, loss or theft of such Note and (b) such security or indemnity as may be reasonably required by the Company to hold the Company harmless with respect to the replacement of such Note.

4. Waiver of Demand, Presentment, Etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

5. Payment. Except as otherwise provided for herein, all payments with respect to this Note shall be made in lawful currency of the United States of America by check or wire transfer of immediately available funds, at the option of the Holder, at the principal office of the Holder or such other place or places or designated accounts as may be reasonably specified by the Holder in a written notice to the Company at least one (1) business day prior to payment. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

6. Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon, and inure to the benefit of, the permitted successors, assigns, heirs, administrators and transferees of the parties hereto. This Note is not assignable by the Holder without the written consent of the Company.

7. Waiver and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of greater than 50% of the face amount of all then outstanding Notes.

8. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or delivered by facsimile transmission, to the Company at the address or facsimile number set forth herein or to the Holder at its address or facsimile number set forth in the records of the Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above and shall be deemed to have been received when delivered or, if notice is given by facsimile transmission, when delivered with confirmation of receipt.

9. Governing Law; Jurisdiction; Waiver of Jury Trial. This Note shall be enforced, governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law. The Company hereby submits to the exclusive jurisdiction of the State of New York or United States federal courts located in the state, county and city of New York (Manhattan) with respect to any dispute arising under this Note. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE.

10. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

11. Headings. Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.

*     *    *

IN WITNESS WHEREOF, the Company has caused this Note to be executed in its corporate name by an appropriate officer of the Company.

ADITX THERAPEUTICS, INC.

By
Name:	Amro Albanna
Title:	Chief Executive Officer

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